Exhibit 23(ii)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-121941 on Form S-8 and Registration Statement Nos. 333-128812, 333-120987, and 333-139649 on Form S-3 of our report dated March 22, 2006, except for Note 8, which is dated March 29, 2007, relating to the financial statements of American Oil & Gas Inc. appearing in the Amendment No. 1 to the Form 10-KSB of American Oil & Gas Inc. for the year ended December 31, 2005.
/s/ Hein & Associates LLP
April 2, 2007